Subsidiaries of Worldwide Fiber Inc.


                                                             Jurisdiction of
                                                              Incorporation/
           Name                                                Organization
           ----                                                ------------

Worldwide Fiber Communications Ltd.                              Alberta
Ledcom Holdings Ltd.                                             Alberta
Ledcor Communications Ltd.                                       Alberta
Ledcor Cayer Inc.                                                 Quebec
Worldwide Fiber (FOTS) Ltd.                                      Alberta
Worldwide Fiber (FOTS) No. 2, Inc.                               Alberta
Worldwide Fiber Networks Ltd.                                    Alberta
Ledcor Communications, Inc.                                       Nevada
Worldwide Fiber (F.O.T.S.), Inc.                                  Nevada
Worldwide Fiber (USA), Inc.                                       Nevada
Worldwide Fiber Networks, Inc.                                    Nevada
Worldwide Fiber IC Holdings Inc.                                  Nevada
WFI Liquidity Management Hungary Limited Liability Company       Hungary
Ledcor Engineering Inc.                                          Ontario
Worldwide Fiber Finance Ltd.                                     Alberta
Worldwide Fiber IC LLC                                           Delaware
IC Fiber Alabama LLC                                             Alabama
IC Fiber Illinois LLC                                            Illinois
IC Fiber Iowa LLC                                                  Iowa
IC Fiber Kentucky LLC                                            Kentucky
IC Fiber Louisiana LLC                                          Louisiana
IC Fiber Mississippi LLC                                       Mississippi
IC Fiber Tennessee LLC                                          Tennessee
WFI-CN Fibre Inc.                                                 Canada
Worldwide Telecom (Bermuda) Ltd.                                  Bermuda
Worldwdie Telecom (Bermuda) Holdings Ltd.                        Bermuda
Worldwide Telecom Limited                                        Bermuda
Worldwide Telecom (Denmark) ApS                                  Denmark
WTI Telecom (Ireland) Limited                                    Ireland
WTI Telecom (UK) Limited                                      United Kingdom
Worldwide Telecom (Barbados) Inc.                                Barbados
Worldwide Telecom (USA) Inc.                                      Nevada
Worldwide Telecom (Canada) Inc.                                  Alberta